                                                                    EXHIBIT 23.7

[LOGO]   o                 Ernst & Young LLP            o    Phone: 403 290-4100
                           Chartered Accountants             Fax: 403 290-4265
                           Ernst & Young Tower
                           1000 440 2 Avenue SW
                           Calgary AB Canada T2P 5E9



                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in amendment No. 1 to the joint registration statement (Form S-3 No. 333-76880) and related prospectus of Calpine Corporation, Calpine Canada Energy Finance ULC, Calpine Canada Energy Finance II ULC, Calpine Capital Trust IV and Calpine Capital Trust V and to the incorporation by reference therein of our report dated February 16, 2001, with respect to the consolidated financial statements of Encal Energy Ltd. included as an appendix to Calpine Corporation's Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission in the United States.

                                                      Signed "Ernst & Young LLP"

Calgary, Alberta
April 4, 2002